Exhibit 99.1


                      REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Cliffs Drilling Company

  We have audited the accompanying consolidated balance sheets of Cliffs Drilling Company as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cliffs Drilling Company at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP

  Houston, Texas
  February 13, 1998




                          CLIFFS DRILLING COMPANY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Year Ended December 31,
                                              ------------------------------
                                                1997       1996       1995
                                              ---------  ---------  --------
                                             (In thousands, except per share
                                                           amounts)
REVENUES:
  Revenues                                    $ 261,887  $ 132,341  $ 84,156
  Income (Loss) from Equity Investments           1,745        768      (867)
                                              ---------  ---------  --------
                                                263,632    133,109    83,289
COSTS AND EXPENSES:
  Operating Expenses                            148,158     91,984    67,713
  Depreciation, Depletion and Amortization       20,443     10,388     7,271
  General and Administrative Expense              8,731      6,300     5,289
                                              ---------  ---------  --------
                                                177,332    108,672    80,273
                                              ---------  ---------  --------

OPERATING INCOME                                 86,300     24,437     3,016

OTHER INCOME (EXPENSE):
  Gain on Disposition of Assets                   3,150      3,694     2,666
  Interest Income                                 1,941      2,725     1,065
  Interest Expense                              (17,838)    (9,265)     (199)
  Exchange Rate Gain (Loss)                        (174)         -     2,554
  Other, net                                     (1,596)      (173)   (1,250)
                                              ---------  ---------  --------
INCOME BEFORE INCOME TAXES                       71,783     21,418     7,852
INCOME TAX EXPENSE                               25,124      6,996     2,406
                                              ---------  ---------  --------
NET INCOME                                       46,659     14,422     5,446
DIVIDENDS APPLICABLE TO PREFERRED STOCK               -        (31)   (2,659)
                                              ---------  ---------  --------
NET INCOME APPLICABLE TO COMMON AND
COMMON EQUIVALENT SHARES                      $  46,659  $  14,391  $  2,787
                                              =========  =========  ========
NET INCOME PER COMMON SHARE:
  Basic                                       $    3.06  $    1.05  $   0.34
                                              =========  =========  ========
  Diluted                                     $    3.01  $    1.02  $   0.34
                                              =========  =========  ========

WEIGHTED AVERAGE NUMBER OF COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING:
  Basic                                          15,237     13,736     8,192
                                              =========  =========  ========
  Diluted                                        15,493     14,083     8,213
                                              =========  =========  ========

See accompanying notes to consolidated financial statements.



                          CLIFFS DRILLING COMPANY
                        CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                         --------------------
                                                           1997        1996
                                                         ---------  ---------
                                                        (In thousands, except
                                                          share information)
                   ASSETS

CURRENT ASSETS:
 Cash and Cash Equivalents                               $  28,122  $  39,181
 Accounts Receivable, net of allowance for
  doubtful accounts of $352 and $797 at
  December 31, 1997 and 1996, respectively                  53,341     28,866
 Notes and Other Receivables, Current                       10,190      4,922
 Inventories                                                 7,551      5,807
 Drilling Contracts in Progress                             16,503     17,669
 Prepaid Insurance                                           1,772      7,408
 Other Prepaid Expenses                                      6,595      6,349
                                                         ---------  ---------
    Total Current Assets                                   124,074    110,202

PROPERTY AND EQUIPMENT, AT COST:
 Rigs and Related Equipment                                453,915    283,223
 Other                                                      15,373     16,530
                                                         ---------  ---------
                                                           469,288    299,753
 Less:  Accumulated Depreciation, Depletion               (100,061)   (83,279)
                                                         ---------  ---------
    Net Property and Equipment                             369,227    216,474

NOTES AND OTHER RECEIVABLES, LONG-TERM                           -      3,510
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES     1,828      4,434
DEFERRED CHARGES AND OTHER                                   5,022      4,926
                                                         ---------  ---------
    TOTAL ASSETS                                         $ 500,151  $ 339,546
                                                         =========  =========

    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts Payable                                        $  33,171     30,545
 Accrued Interest                                            2,673      2,007
 Other Accrued Expenses                                     30,414      9,429
                                                         ---------  ---------
    Total Current Liabilities                               66,258     41,981

10.25% SENIOR NOTES                                        203,606    150,000
DEFERRED INCOME TAXES                                       14,335      5,028
DEFERRED INCOME AND OTHER                                       23        369

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Common Stock, $.01 par value, 30,000,000 shares
  authorized; 16,321,932 and 15,562,940 shares
  issued and 15,906,880 and 15,133,008 shares
  outstanding at December 31, 1997 and 1996,
  respectively                                                 163         80
 Paid-in Capital                                           182,420    153,513
 Retained Earnings (Deficit)                                40,942     (5,717)
 Less:  Notes Receivable from Officers for
   Restricted Stock                                              -       (186)
   Restricted Stock                                         (2,467)      (223)
   Treasury Stock, at cost, 415,052 and 429,932
    shares at December 31, 1997 and 1996, respectively      (5,129)    (5,299)
                                                         ---------  ---------
  Total Shareholders' Equity                               215,929    142,168
                                                         ---------  ---------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 500,151  $ 339,546
                                                         =========  =========

See accompanying notes to consolidated financial statements.


                          CLIFFS DRILLING COMPANY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Year Ended December 31,
                                              -------------------------------
                                                 1997       1996      1995
                                              ---------  ---------  ---------
                                                      (In thousands)
OPERATING ACTIVITIES:
 Net Income                                   $  46,659  $  14,422  $   5,446
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES:
   Depreciation, Depletion and Amortization      20,443     10,388      7,271
   Deferred Income Tax Expense                    9,307      5,184      1,848
   Impairment of Oil and Gas Leasehold Cost           -      1,017          -
   Mobilization Expense Amortization                447        314        519
   Gain on Disposition of Assets                 (3,150)    (3,694)    (2,666)
   Amortization of Debt Issue Costs                 822        462          -
   Amortization of Restricted Stock                 430         28         25
   Amortization of Debt Premium                    (269)         -          -
   Tax Benefit Associated with Exercise
     of Stock Options                             2,930      1,603          -
   Other                                          1,465     (1,352)        46
   CHANGES IN OPERATING ASSETS AND LIABILITIES:
     Accounts Receivable                        (29,743)   (19,907)    (3,728)
     Inventories                                 (1,744)    (1,667)     1,612
     Drilling Contracts in Progress               1,169     (6,324)    (6,261)
     Prepaid Insurance and Other Prepaid
       Expenses                                   4,943    (10,688)     2,500
     Investments in and Advances to
       Unconsolidated Affiliates                 (1,392)      (928)     3,767
     Accounts Payable and Other Accrued
       Expenses                                  24,277     18,256      4,546
                                              ---------  ---------  ---------
          Net Cash Provided By Operating
            Activities                           76,594      7,114     14,925

INVESTING ACTIVITIES:
 Capital Expenditures                           (84,535)   (36,027)   (11,687)
 Acquisition of Rigs and Related Equipment      (61,969)  (108,477)    (1,750)
 Acquisition of Equity Interest in Rig
   and Related Equipment                              -     (3,237)         -
 Proceeds from Sale of Property and Equipment     5,627      6,856        372
 Insurance Proceeds from Loss of Rig and
   Related Equipment                                  -        292     14,308
 Collection of Notes Receivable                   3,696        977      1,576
                                              ---------  ---------  ---------
         Net Cash Provided By (Used In)
           Investing Activities                (137,181)  (139,616)     2,819

FINANCING ACTIVITIES:
 Proceeds from Borrowings                        60,375    150,000      7,000
 Payments on Borrowings                         (12,184)         -     (7,000)
 Proceeds from Exercise of Stock Options          2,260      2,129          -
 Debt Issue Costs                                  (923)    (5,309)         -
 Acquisition of Treasury Stock                        -       (661)         -
 Payments for Redemption of Preferred Stock           -       (850)         -
 Preferred Stock Dividends                            -        (31)    (2,659)
                                              ---------  ---------  ---------
         Net Cash Provided By (Used In)
           Financing Activities                  49,528    145,278     (2,659)
                                              ---------  ---------  ---------
NET INCREASE (DECREASE ) IN CASH AND CASH
  EQUIVALENTS                                   (11,059)    12,776     15,085
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR   39,181     26,405     11,320
                                              ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR      $  28,122  $  39,181  $  26,405
                                              =========  =========  =========

       See accompanying notes to consolidated financial statements.



                          CLIFFS DRILLING COMPANY
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                       Notes
                                                     Receivable
                                                        from
                                                      Officers
                       Common Stock                     for
                       ------------  Paid-  Retained    Re-     Re-
                               Par    In    Earnings  stricted sticted Treasury
                       Shares Value Capital (Deficit)   Stock   Stock   Stock
                       ------ ----- ------  --------  -------- ------- --------
                                (In thousands, except share amounts)

Balance at
 December 31,1994   8,178,894 $ 45 $ 99,135 $(22,895)  $ (232)  $ (57)  $(5,115)
  Net Income                -     -       -    5,446        -       -         -
  Preferred Stock
    Dividends Declared      -     -       -   (2,659)       -       -         -
  Amortization of
    Restricted Stock        -     -       -        -        -      25         -
  Employer Contri-
    butions to 401(k)
    Savings Plan       47,240     -      51        -        -       -       271
                    --------- ---- -------- --------   ------    -----   ------
Balance at
 December 31, 1995  8,226,134   45   99,186  (20,108)    (232)     (32)  (4,844)
                    ========= ==== ======== ========   ======    =====  =======
  Net Income                -    -        -   14,422        -        -        -
  Preferred Stock
   Conversion       4,227,114   21   27,879        -        -        -        -
  Preferred Stock
   Dividends Declared       -    -        -      (31)       -        -        -
  Common Stock Issued
   in Connection with
   Offshore Rig
   Acquisition      2,400,000   12   22,203        -        -        -        -
  Restricted Stock
   Issuances           13,500    -      220        -        -     (220)       -
  Acquisition of
   Treasury Stock     (86,000)   -        -        -        -        -     (661)
  Collection of Officers'
   Notes Receivable         -    -        -        -       46        -        -
  Amortization of
   Restricted Stock         -    -        -        -        -       29        -
  Exercise of Stock
   Options            316,050    2    2,127        -        -        -        -
  Tax Benefit
   Associated with
   Exercise of Stock
   Options                  -    -    1,603        -         -       -        -
  Employer Contri
   butions to 401(k)
   Savings Plan        36,210    -      295        -         -       -      206
                   ---------- ---- --------  -------   -------  ------  -------
Balance at
 December 31, 1996 15,133,008   80  153,513   (5,717)     (186)   (223)  (5,299)
                   ========== ==== ========  =======   =======  ======  =======
  Net Income                -    -        -   46,659         -       -        -
  Stock Split               -   76      (76)       -         -       -        -
  Common Stock
   Issued in
   Connection with
   Offshore
   Rig Acquisition    437,939    4   20,496        -         -        -       -
  Restricted Stock
   Issuances           90,600    1    3,165        -         -   (3,166)      -
  Restricted Stock
   Cancellations      (17,800)   -     (492)       -         -      492       -
  Collection of
   Officers' Notes
   Receivable               -    -        -        -       186        -       -
  Amortization of
   Restricted Stock         -    -        -        -         -      430       -
  Exercise of Stock
   Options            243,900    2    2,258        -         -        -       -
  Tax Benefit
   Associated with
   Exercise of Stock
   Options                  -    -    2,930        -         -        -       -
  Employer
   Contributions to
   401(k) Savings
   Plan                19,233    -      626        -         -        -     170
                   ---------- ---- --------   --------   ----- --------   -----
Balance at
 December 31, 1997 15,906,880 $163 $182,420   $ 40,942   $   - $ (2,467) (5,129)
                   ========== ==== ========   ========   ===== ========  ======

       See accompanying notes to consolidated financial statements.


                          CLIFFS DRILLING COMPANY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies

 Corporate Structure and Principles of Consolidation

  The accompanying consolidated financial statements include the activities and accounts of Cliffs Drilling Company (the "Company"), all wholly-owned subsidiaries of the Company and the Company's international activities, which are organized as foreign branches. All significant intercompany transactions and balances are eliminated in consolidation.

  The Company uses the equity method to account for affiliates in which it does not have control. Cliffs Neddrill Central Turnkey International ("CNCTI"), a joint venture among the Company, Neddrill Turnkey Drilling B.V. and Perforadora Central, S.A. de C.V., was created to drill turnkey wells in the Bay of Campeche and Bay of Tampico in Mexico. Drilling operations commenced in February, 1993 and completed in 1995. On May 23, 1996, the Company acquired the stock of Viking Trinidad Limited (renamed Cliffs Drilling Trinidad Limited), which owned a 50% interest in the West Indies Drilling Joint Venture (the "WINDJV"). The WINDJV was a joint venture between Cliffs Drilling Trinidad Limited and Well Services (Marine) Limited ("Well Services"), which owned a jack-up drilling rig. On August 1, 1997, Cliffs Drilling Trinidad Limited acquired an additional 49% interest in the WINDJV from Well Services. On December 29, 1997, the Company acquired the remaining 1% interest in the WINDJV from Well Services. In 1996, the Company became a 50% joint venture partner with Perforadora Central, S.A. de C.V. by forming Cliffs Central Drilling International ("CCDI") for the marketing of drilling services in Mexico. In 1996, the Company became a 1/3 (33 1/3%) owner of Servicios Integrados Petroleros C.C.I., S.A. ("CCI"). CCI is a joint venture company among the Company, Inelectra S.A. and Cementaciones Petroleras Venezolanas C.A. which markets drilling services in Venezuela.

 Use of Estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company's policy is to invest cash in short-term investments. Uninvested cash balances are kept at minimum levels. Investments are valued at cost, which approximates market. The Company considers all highly liquid cash investments with a maturity date of three months or less when purchased to be cash equivalents.

 Concentration of Credit Risk

  The market for the Company's services is the oil and gas industry, and the Company's customers consist primarily of integrated and government-owned international oil companies and independent oil and gas producers. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company has in place insurance to cover certain exposure in its foreign operations and provides allowances for potential credit losses when necessary. Accordingly, management considers such credit risk to be limited.

 Inventories

  Inventories, consisting principally of tubular goods consumed in turnkey drilling operations and spare drilling parts, are carried at cost, specific identification method.

 Drilling Contracts in Progress

  The Company recognizes revenues and expenses related to its turnkey drilling contracts when all terms and conditions of the contract have been fulfilled. Consequently, the costs related to in-progress turnkey drilling contracts are deferred as drilling contracts in progress until the contract is completed and revenue is realized. The amount of drilling contracts in progress is dependent on the volume of contracts, the duration of the contract at the end of the reporting period and the contract amount. Provision for losses on incomplete contracts is made when such losses are anticipated.

  The Company's Daywork Drilling business segment frequently leases its jack-up and land drilling rigs to the Engineering Services business segment for turnkey drilling operations. Revenues, expenses and profits generated by the drilling rigs operating under turnkey contracts are deferred until the contract is completed. While the turnkey contract is in progress, the rig operating profit is offset against drilling contracts in progress. Rig operating losses are recognized when incurred and are not deferred.

 Rig Mobilization and Demobilization Costs

  The Company defers costs of moving a drilling unit or MOPU under contract to a new area of operation. The deferred mobilization costs are amortized on a straight-line basis over the term of the applicable drilling contract. Unamortized mobilization costs were $2,770,000 and $24,000 at December 31, 1997 and 1996, respectively.

  Demobilization charges, in general, are reimbursed by the customer based upon contract terms. In situations where demobilization charges are not reimbursed and are expected to be material, estimated demobilization costs are accrued over the term of the applicable contract. Unanticipated demobilization costs are expensed as incurred at the completion of the contract.

 Property  and Equipment

  Property and equipment are carried at original cost or at adjusted net realizable value, as applicable. Major renewals and betterments are capitalized in the property accounts, while the cost of repairs and maintenance is charged to operating expenses in the period incurred.

  Acquisitions of rigs and related equipment have been accounted for under the purchase method of accounting and therefore, the results of the acquired assets are combined with the Company's results only from the acquisition date forward.

  Interest on funds borrowed for construction of qualifying assets is capitalized during the construction period. Amortization of capitalized interest is included in "Depreciation, Depletion and Amortization" in the Consolidated Statements of Operations.

  Cost  and  accumulated  depreciation,  depletion  and  amortization   are
removed from the accounts when assets are sold or retired, and the resulting gains or losses are included in the Consolidated Statements of Operations.

  Depreciation of property and equipment is provided on the straight-line basis at rates based upon expected useful lives of the various classes of assets as follows:

              Rigs and Related Equipment:
                 Jack-Up Drilling Rigs        15 Years
                 Platform Drilling Rigs       15 Years
                 Land Drilling Rigs           16 Years
                 MOPUs                        10 Years
                 Drill Pipe                    5 Years
                 Other  (excluding oil
                   and gas properties)     3 - 5 Years

  No depreciation expense is recorded during periods of construction or refurbishment. To provide for any deterioration that may occur while the rigs are not operating for an extended period of time, a minimum depreciation charge is provided at a reduced rate of 25% of the normal depreciation rate.

  Costs related to the exploration and development of oil and gas properties are accounted for under the "Successful Efforts" method of accounting. Lease acquisition costs related to oil, gas and mineral properties are capitalized when incurred. The acquisition costs of unproved properties, which are individually significant, are assessed on a property-by-property basis, and a loss is recognized by provision of a valuation allowance when the assessment indicates an impairment in value. Exploration costs, excluding exploratory wells, are charged to expense as incurred. Costs of drilling exploratory wells are capitalized pending determination as to whether the wells have proved reserves which justify commercial development. If commercial reserves are not found, the drilling costs are charged to dry hole expense. Tangible and intangible drilling costs applicable to productive exploratory wells and to the development of oil and gas reserves are capitalized.

  The cost of productive leaseholds is amortized by field on the unit of production basis by applying the ratio of produced oil and gas to estimated proved reserves. Lease and well equipment and intangible drilling costs associated with productive wells are amortized based on proved developed reserves.

 Impairment of Long-Lived Assets

  Effective October 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS No. 121") which requires that certain long-lived assets be reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable, and that an impairment loss be recognized under certain circumstances in the amount by which the carrying value exceeds the fair value of the asset. SFAS No. 121 requires assets to be grouped, for purposes of evaluating potential impairment of assets, at the lowest level for which there are identifiable cash flows. Previously, the Company evaluated impairment of its oil and gas assets on an aggregate Company-wide basis, rather than a disaggregate basis. Upon the issuance of SFAS No. 121 and receipt of an annual independent petroleum engineering report, the Company began its analysis of impairment under the new guidelines. This evaluation indicated that the undiscounted estimated future cash flows attributable to the proved oil and gas reserves of one property were less than its carrying amount. Accordingly, the Company recorded a $737,000 charge in 1995 to write the impaired property down to its fair value. The impairment loss is included in "Depreciation, Depletion and Amortization" in the Consolidated Statements of Operations.

 Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred income taxes are provided on items recognized in different periods for financial and tax reporting purposes. See Note 6 of Notes to Consolidated Financial Statements.

 Stock Options

  The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Under APB 25, generally, no compensation expense is recognized for an employee stock option when the exercise price equals the market price of the underlying stock on the date of grant. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). As provided in the statement, the Company elected to continue to measure compensation expense using the guidelines of APB 25 and to include disclosures of net income and earnings per share as if the fair value based method of accounting were utilized. See Note 9 of Notes to Consolidated Financial Statements.

 Revenue Recognition

  The Company recognizes revenues from its daywork drilling and MOPU operations as services are rendered, based upon the contracted daily rate multiplied by the number of operating days in the period. Turnkey drilling contract revenues are recognized when all terms and conditions of the contract have been fulfilled. The Company recognizes oil and gas revenues from its interests in producing wells based upon the sales method.

  Foreign Currency Translation

  The  U.S.  dollar  is the functional currency for all  of  the  Company's
operations.  Foreign  currency  gains  and  losses  are  included  in   the
Consolidated Statements of Operations during the period incurred.

 Earnings Per Share

  In  1997,  the Financial Accounting Standards Board issued Statement  No.
128, "Earnings Per Share," ("SFAS No. 128"). SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to the previously reported fully diluted earnings per share. The earnings per share amounts and weighted average number of common and common equivalent shares outstanding prior to 1997 have been restated as required to comply with SFAS No. 128. See Note 11 of Notes to Consolidated Financial Statements.

  Earnings per share and weighted average shares have been retroactively adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend effective May 22, 1997 (the "Stock Split").

  The Company issued 2,113,557 shares (pre-split basis) of Common Stock, $.01 par value ("Common Stock") upon conversion of 1,115,988 shares of its 1,150,000 issued and outstanding shares of $2.3125 Convertible Exchangeable Preferred Stock ("Preferred Stock") on January 17, 1996. See Note 10 of Notes to Consolidated Financial Statements.

 Segment Reporting

  In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131"). SFAS No. 131 changes the reporting of segment information in annual financial statements and also requires reporting selected segment information in interim financial reports to shareholders. SFAS No. 131 is effective for years beginning after December 15, 1997 and is not expected to have a significant impact on the Company's consolidated financial statements and related disclosures upon adoption.

 Change in Presentation

  Certain financial statement items have been reclassified in prior years to conform with the current year presentation.

2. Notes and Other Receivables, Long-Term

  Effective January 1, 1993, the Company sold its 4 inland posted barge drilling rigs and rights to certain oil and gas production payment proceeds generated from a proceeds-of-production drilling program for an aggregate sales price of $13,500,000, consisting of $5,000,000 in cash and $8,500,000 in notes. The first note had a face amount of $1,000,000 and was repaid in March, 1995. The second note had a face amount of $7,500,000, with interest calculated at the base rate on corporate loans as quoted by the Wall Street Journal plus one and one-half percent (1 1/2%). Principal and interest on the $7,500,000 note was payable on a monthly basis solely from the proceeds of the oil and gas production payment on which the note was based. The note was scheduled to mature on January 1, 1998; however, it was repaid in May, 1997 in connection with the Company's disposition of the various oil and gas related interests underlying the long-term note receivable. The Company recorded a net gain of $2,718,000 related to the disposition of the oil and gas related interests.

3. Property and Equipment

  On December 29, 1997, the Company completed the acquisition of 2 offshore platform drilling rigs, one self propelled jack-up drilling/workover rig and substantially all of the assets used in the offshore contract drilling business in Trinidad previously operated by Well Services. The purchase price totaled $44,000,000 consisting of cash of $23,500,000 and the issuance by the Company of 437,939 shares of Common Stock. An additional $3,000,000 of contingent cash consideration may be paid to the Sellers if certain post-closing criteria are met. The outcome of the contingency is not determinable at this time, and relates to the ultimate valuation of the assets acquired.

  Effective October 1, 1997, the Company exercised an option to purchase a platform drilling rig which is currently operating in Brazil. The purchase price was $4,250,000.

  Effective August 1, 1997, the Company acquired substantially all of the remaining 50% interest of the WINDJV. The purchase price was $8,371,000 consisting of $6,000,000 of cash and $2,371,000 of debt assumed, net of various working capital amounts acquired.

  On January 24, 1997, the Company completed the acquisition of the stock of a subsidiary of Andrade Gutierrez Perfuracao Ltda., which owned the jack-up drilling rig ATENA, four 1,500 HP land drilling rigs, miscellaneous drilling equipment and a contract to operate a platform rig in Brazil (the "AGP Acquisition"). The purchase price was $28,500,000 in cash.

  On  September  30,  1996, the Company acquired a land  rig  from  Quarles
Drilling Corp. for $2,850,000. The rig was refurbished and is currently operating in Venezuela.

  On June 19, 1996, Cliffs Drilling No. 11 completed its two-year bareboat charter as a workover rig in the U.S. Gulf of Mexico and the charterer exercised its option to purchase the unit for $5,392,000, resulting in a gain of $2,684,000.

  On May 23, 1996, the Company completed the acquisition of 9 jack-up drilling rigs and a 50% interest in the WINDJV, which owned an additional jack-up drilling rig, and their related assets (collectively referred to as the "Southwestern Rigs") operated by Southwestern Offshore Corporation ("Southwestern"). The purchase price of the Southwestern Rigs was (a)
$103,800,000 in cash (after reductions of $6,200,000 for required refurbishments of certain Southwestern Rigs not made prior to closing) plus
(b) issuance of 1,200,000 shares (pre-split basis) of the Company's Common Stock, and (c) assumption of certain contractual liabilities, including the Company's guarantee of $4,250,000 in indebtedness of the WINDJV to Citibank N.A. related to the refurbishment of the jack-up drilling rig owned by it (together with accrued but unpaid interest thereon and costs of collection).

  On May 10, 1996, the Company acquired the jack-up drilling rig OCEAN MAGALLANES from Diamond Offshore Southern Company for $4,500,000. The Company renamed this unit Cliffs Drilling 155, which is currently operating in Venezuela.

  On July 2, 1995, the jack-up drilling rig MARQUETTE suffered hull damage during demobilization from Venezuela to the U.S. Gulf of Mexico. During an inspection of the hull damage by the Company and its insurance adjusters, other damage was discovered which was attributed to an earthquake in Venezuela in May, 1994. The rig was declared a compromised total loss by the Company's insurance underwriters. The Company received $14,600,000 from its insurance underwriters for damages to the MARQUETTE. The Company has scrapped the rig and salvaged various rig equipment for use on other rigs or to sell. The Company recognized a gain of $2,715,000 on the disposition of the unit during 1995.

  Interest capitalization associated with rig refurbishments during the years ended December 31, 1997, 1996 and 1995 was $629,000, $730,000 and $0,
respectively.

4. Investments in and Advances to Unconsolidated Affiliates

  The Company's investments in and advances to unconsolidated affiliates are not significant at or for the years ended December 31, 1997 and 1996; therefore, applicable disclosures were not required. The following information summarizes the Statement of Operations of CNCTI for the year ended December 31, 1995:

                  Revenues              $ 24,052,000
                  Operating expenses      26,638,000
                                        ------------
                     Operating loss       (2,586,000)
                  Other, net                 433,000
                                        ------------
                     Net loss           $ (2,153,000)
                                        ============

5. Notes Payable

  Long-term debt at December 31, 1997 consists solely of 10.25% Senior Notes due 2003 (the "Senior Notes") in the aggregate principal amount of $200,000,000 and debt premium, net of amortization, of $3,606,000. In addition to the $150,000,000 of Senior Notes sold during 1996, the Company sold $50,000,000 of Senior Notes on August 7, 1997 at a premium of $3,875,000. Considering the premium, the effective interest rate on the $50,000,000 Senior Notes is 9.5%. Interest on the Senior Notes is payable semi-annually during each May and November. The Senior Notes do not require any payments of principal prior to their stated maturity on May 15, 2003, but the Company is required to make offers to purchase Senior Notes upon the occurrence of certain events as defined in the indenture, such as asset sales or a change of control of the Company.

  On or after May 15, 2000, the Senior Notes are redeemable at the option of the Company, in whole or in part, at a price of 105% of principal if redeemed during the twelve months beginning May 15, 2000, at a price of 102.5% of principal if redeemed during the twelve months beginning May 15, 2001, or at a price of 100% of principal if redeemed after May 15, 2002, in each case together with interest accrued to the redemption date. Notwithstanding the foregoing, the Company may at its option use all or a portion of the proceeds from a public equity offering consummated on or prior to May 15, 1999, to redeem up to $50,000,000 principal amount of the Senior Notes at a redemption price equal to 110% of the principal amount, provided that at least $150,000,000 in aggregate principal amount of the Senior Notes remain outstanding immediately after such redemption.

  The  Senior  Notes  are  senior  unsecured obligations  of  the  Company, ranking  pari  passu in right of payment with all senior  indebtedness  and senior to all subordinated indebtedness. The Senior Notes are unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees rank pari passu in right of payment with all senior indebtedness of the Subsidiary Guarantors and senior to all subordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances. The Senior Notes and the Subsidiary Guarantees are effectively subordinated to all secured indebtedness, including amounts outstanding under the Revolving Credit Facility. The Subsidiary Guarantees provide that each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, the full and prompt performance of the Company's obligations under the indenture and the Senior Notes. Each Subsidiary Guarantor is 100% owned by the Company.

  The indenture under which the Senior Notes are issued imposes significant operating and financial restrictions on the Company. Such restrictions affect, and in many respects limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, make capital expenditures, create liens, sell assets and make dividends or other payments.

  Separate financial statements and other disclosures concerning the Subsidiary Guarantors are not presented because management has determined such financial statements and other disclosures are not material to investors. The assets, equity, income and cash flows of the non-guarantor subsidiaries on an individual and combined basis are less than 1% of the consolidated assets, equity, income and cash flows, respectively, of the Company and are inconsequential. The combined condensed financial information of the Company's Subsidiary Guarantors is as follows:

                                           At December 31,
                                       ----------------------
                                          1997         1996
                                       ---------    ---------
                                           (In thousands)

Current Assets                         $  31,872    $  19,798
Non-Current Assets                       214,462      140,042
                                       ---------    ---------
Total Assets                           $ 246,334    $ 159,840
                                       =========    =========
Current Liabilities                    $  21,417    $   8,078
Non-Current Liabilities                  189,004      135,499
Equity                                    35,913       16,263
                                       ---------    ---------
Total Liabilities and Equity           $ 246,334    $ 159,840
                                       =========    =========

                                Year Ended December 31,
                          -----------------------------------
                             1997         1996         1995
                          ---------    ---------    ---------
                                     (In thousands)

Revenues                  $  96,166    $  51,081    $   1,921
Operating Income (Loss)   $  41,400    $  14,224    $    (787)
Net Income (Loss)         $  19,650    $   5,264    $    (531)


  The Senior Notes had a fair value of $214,960,000 at December 31, 1997, or a 7.48% premium to carrying value, based upon the quoted market price of the debt.

  The Company executed the Second Restated Credit Agreement with International Nederlanden (U.S.) Capital Corporation, now known as ING (U.S.) Capital Corporation ("ING") during the first quarter of 1994, thereby converting its $10,000,000 working capital credit facility to a $20,000,000 revolving line of credit ("Revolving Credit Facility") subject to certain borrowing base limitations. All advances to the Company from the Revolving Credit Facility bear interest at one-quarter of one percent (1/4%) per annum plus the greater of the prevailing Federal Funds Rate plus one-half percent (1/2%) or a referenced average prime rate; or at the adjusted LlBOR rate plus two percent (2%) per annum. The foregoing rates are subject to an increase of one-half percent (1/2%) in the event certain financial criteria are not met. The Company is also obligated to pay ING
(i) a commitment fee equal to one-half percent (1/2%) per annum on the average daily unadvanced portion of the commitments and (ii) a letter of credit fee of two percent (2%) per annum on the average daily undrawn and unexpired amount of each letter of credit during the period that sum remains outstanding.

  On June 27, 1996, the Company and ING modified and amended the $20,000,000 Revolving Credit Facility to, among other things, increase the amount available under such facility to $35,000,000. The Revolving Credit Facility matures on May 31, 1998.

  The Revolving Credit Facility is secured by accounts receivable, certain rig inventory and equipment, certain oil and gas properties and the stock of certain subsidiaries of the Company. Under the Second Restated Credit Agreement with ING, as amended, the Company is required to comply with various covenants including, but not limited to, the maintenance of various financial ratios, and is restricted from declaring, making or paying any dividends on the Common Stock.

  Availability and borrowings under the Revolving Credit Facility are as follows:

                                                 December 31,
                                           ----------------------
                                              1997         1996
                                           ---------    ---------
                                               (In thousands)

  Line of credit available                 $  32,583    $  32,583
  Short-term borrowings outstanding                -            -
  Letters of credit outstanding                2,417        2,417

  Interest   payments   on  all  indebtedness  amounted   to   $17,035,000,
$7,527,000 and $198,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

6. Income Taxes

  During 1996 and 1997, the Company utilized all net operating loss carryforwards and foreign tax credit carryforwards generated in prior years which were available to offset future taxable income. For financial reporting purposes, a valuation allowance of $1,589,000 was provided at December 31, 1996 to reduce deferred tax assets to a level which, more likely than not, would be realized. The valuation allowance was eliminated during 1997 to reflect the use of the related foreign tax assets in the reduction of current year liabilities.

  The Company provided for $25,124,000 and $6,996,000 of income taxes for the years ended December 31, 1997 and 1996, respectively. This represents an effective tax rate of 35% and 33% for the years 1997 and 1996, respectively. Current taxes consist of Federal income taxes and taxes paid in foreign jurisdictions. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The significant components of deferred tax assets and liabilities are as follows:

                                                            December 31,
                                                         --------------------
                                                            1997       1996
                                                         ---------  ---------
                                                            (In thousands)
Deferred tax liabilities:
    Tax over book depreciation                           $  11,886  $   7,235
    Certain prepaid expenses                                   620      2,593
    Mobilization                                               970          -
    Foreign income taxes                                     1,399          -
    Undistributed earnings of subsidiaries                       -        250
                                                         ---------  ---------
       Total deferred tax liabilities                       14,875     10,078

Deferred tax assets:
    Accounts receivable reserves                               123        279
    Restricted stock                                            76          -
    Foreign tax credits                                          -      3,811
    Minimum tax credits                                          -        641
    Net operating loss carryforwards                             -        492
    Percentage depletion carryforward                            -        678
    Other, net                                                 341        738
                                                         ---------  ---------
      Total deferred tax assets                                540      6,639
Valuation allowance for deferred tax assets                      -     (1,589)
                                                         ---------  ---------
      Net deferred tax assets                                  540      5,050
                                                         ---------  ---------
      Net deferred tax liabilities                       $  14,335  $   5,028
                                                         =========  =========

  Tax benefits of $2,930,000 and $1,603,000 associated with the exercise of non-qualified stock options during the years ended December 31, 1997 and 1996, respectively, are reflected as a component of shareholders' equity.



  For financial reporting purposes, income before income taxes includes the following components:

                                           For the Year Ended December 31,
                                           -------------------------------
                                             1997        1996       1995
                                           ---------  ---------  ---------
                                                   (In thousands)
Income before income taxes:
    United States                          $  15,778  $     992  $     125
    Foreign                                   56,005     20,426      7,727
                                           ---------  ---------  ---------
          Total                            $  71,783  $  21,418  $   7,852
                                           =========  =========  =========

  Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                           For the Year Ended December 31,
                                           -------------------------------
                                              1997       1996      1995
                                           ---------  ---------  ---------
                                                   (In thousands)
Current:
    Federal                                $  10,907  $     144  $     100
    Foreign                                    4,910      1,668        458
                                           ---------  ---------  ---------
         Total Current                        15,817      1,812        558
Deferred:
    Federal                                    7,908      5,184      1,848
    Foreign                                    1,399          -          -
                                           ---------  ---------  ---------
     Total Deferred                            9,307      5,184      1,848
                                           ---------  ---------  ---------
                                           $  25,124  $   6,996  $   2,406
                                           =========  =========  =========

  The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense is:

                                           For the Year Ended December 31,
                                           -------------------------------
                                              1997       1996       1995
                                           ---------  ---------  ---------
                                                    (In thousands)

Tax at U.S. statutory rates                $  25,124  $   7,496  $   2,748
Foreign tax provision                          6,308      1,668        458
Foreign tax credits available                 (4,909)    (1,361)         -
Alternative minimum tax provision                  -        144        100
Alternative minimum credits available              -       (144)      (100)
Change in valuation allowance                 (1,589)      (720)      (368)
Safe harbor lease termination                      -          -       (897)
Other, net                                       190        (87)       465
                                           ---------  ---------  ---------
   Income tax expense                      $  25,124  $   6,996  $   2,406
                                           =========  =========  =========

  Income tax payments amounted to $11,508,000, $1,854,000 and $531,000 for the years ended December 31, 1997, 1996 and 1995.

7. Pro Forma Financial Information

  The following unaudited pro forma financial information gives effect to the acquisition of the Southwestern Rigs using the purchase method of accounting given the related assumptions and adjustments, the offering of $150,000,000 of Senior Notes and the issuance of 1,200,000 shares (pre-split basis) of the Company's Common Stock valued at an average price of $18.51 per share (pre-split basis) in connection with the Southwestern Rigs acquisition.

  The pro forma financial information is based upon the historical consolidated financial statements of the Company and Southwestern for the years ended December 31, 1996 and 1995. The historical financial statements of Southwestern include the operating results of the Southwestern Rigs during the periods indicated to the date of acquisition, May 23, 1996. However, the financial statements of Southwestern exclude depreciation expense related to the Southwestern Rigs because Southwestern managed, rather than owned, the rigs. The historical results of Southwestern include the results of operations of the rigs that were available for service during the indicated periods. During the year ended December 31, 1995, 40% of the Southwestern Rigs were not available for service as a result of being cold stacked or refurbished.

  The pro forma financial information was prepared assuming that the transactions described above were consummated as of January 1, 1995. The pro forma financial information has been prepared based upon assumptions deemed appropriate by the Company and may not be indicative of actual results. The historical results of Southwestern's operations are included with the Company's results beginning May 23, 1996. The unaudited Pro Forma Consolidating Statements of Operations for the years ended December 31, 1996 and 1995 are included in the Company's Forms 8-K dated September 19, 1997 and May 23, 1996, respectively.

                                                          Year Ended
                                                         December 31,
                                                      --------------------
                                                         1996       1995
                                                      ---------  ---------
                                                         (In thousands,
                                                           except per
                                                         Share amounts)
                                                           (Unaudited)

Revenues                                              $ 147,672  $ 108,854
Net Income (Loss)                                     $  10,273  $  (7,937)
Net Income (Loss) Per Common Share:
    Basic                                             $    0.70  $   (1.00)
    Diluted                                           $    0.68  $   (1.00)

8. Defined Contribution Plan

  The Company has a defined contribution plan ("401(k) Plan"). Under the 401(k) Plan, an employee who has reached age 21 and completed 90 days of service is eligible to participate in the plan through contributions that range in one percent multiples up to 16% of salary, with a 1997 dollar maximum of $9,500. In addition, the Company contributes (or "matches") on behalf of each participant shares of Common Stock equal to 100% of the portion of each participant's contribution which does not exceed 6% of the participant's annual salary. Employer contributions for certain highly compensated employees may be further limited through the operation of the non-discrimination requirements found in Sections 401(k) and 401(m) of the Internal Revenue Code.

  Employee contributions can be invested in any or all of 6 investment options in multiples of 5%. Employer contributions are invested in the Company's Common Stock. Employee contributions are 100% vested and non-forfeitable. Employer contributions are subject to a graded vesting schedule, with participants becoming fully vested upon completion of five years employment service with the Company. Distributions from the 401(k) Plan are made upon retirement, death, disability or separation of service. Participants may borrow up to one-half (1/2) of their vested interest in the plan, limited to a maximum of $50,000. Contributions to the 401(k) Plan and earnings on contributions are not included in a participant's gross income until distributed to the participant. Contributions to the 401(k) Plan by the Company were $531,000, $413,000 and $365,000 for the years 1997, 1996 and 1995, respectively.

9. Capital Stock

  The Company's Revolving Credit Facility and the indenture governing the Senior Notes of the Company restrict payment of dividends on the Common Stock. Specifically, the indenture restricts the payment of dividends based on (i) availability of funds under a formula based on previously unapplied cumulative net income since April 1, 1996 plus certain stock sale proceeds raised after May 15, 1996 plus $10,000,000 and (ii) satisfaction of the then applicable minimum interest coverage ratio for debt incurrence. Cumulative net income for purposes of the test excludes gains or losses on asset sales and certain other non-recurring charges or credits as specified in the indenture. Although the Company was not prohibited from paying cash dividends under the terms of the indenture as of December 31, 1997, management does not intend to declare any cash dividends in the foreseeable future.

  The Company has a 1988 Incentive Equity Plan under which stock options, stock appreciation rights, restricted stock and deferred stock awards for up to 650,000 shares (pre-split basis) of the Company's Common Stock may be awarded to officers, directors and key employees. The Company's 1988 Incentive Equity Plan is designed to attract and reward key executive personnel. At December 31, 1997, the Company had 38,850 shares of Common Stock reserved for issuance under the 1988 Incentive Equity Plan.

 Stock Options

  Stock options granted pursuant to the 1988 Incentive Equity Plan expire not more than ten years from the date of grant and typically vest over three years, with 50% vesting after one year and 25% vesting in each of the succeeding two years. All of the options granted by the Company were granted at an option price equal to the fair market value of the Common Stock at the date of grant.

  Changes in the number of outstanding options on the Company's Common Stock are summarized as follows:

                                                        Weighted
                                           Number of     Average
                                          Shares Under Exercise Price
                                             Option    (Per Share)
                                          ------------ --------------
Outstanding Options at December 31, 1994     524,400       $6.68
  Canceled                                    (4,400)      $6.85
                                             -------
Outstanding Options at December 31, 1995     520,000       $6.68
                                             =======
  Granted                                    368,000      $13.82
  Exercised                                 (316,050)      $6.74
  Canceled                                      (500)      $6.44
                                             -------
Outstanding Options at December 31, 1996     571,450      $11.24
                                             =======
  Granted                                     86,500      $33.39
  Exercised                                 (243,900)      $9.27
  Canceled                                   (80,000)     $14.00
                                             -------
Outstanding Options at December 31, 1997     334,050      $17.76
                                             =======

Exercisable, December 31,
  1995                                       475,250       $6.71
  1996                                       199,700       $6.60
  1997                                       103,550      $10.27

   At December 31, 1997, the following options were outstanding and exercisable and had the indicated weighted average remaining contractual lives:

   Outstanding           Exercisable
-------------------  --------------------
          Weighted              Weighted                   Weighted
          Average               Average      Range of       Average
Number    Exercise   Number     Exercise     Exercise      Remaining
  of       Price       of        Price        Prices      Contractual
Options (Per Share)  Options  (Per Share)   (Per Share)   Life (Years)
------- -----------  -------  ----------- --------------- ------------
247,550    $12.30    103,550    $10.27     $6.44 - $14.00      7.3
 86,500    $33.39          -         -    $32.75 - $69.50      9.4
-------              -------
334,050    $17.76    103,550    $10.27     $6.44 - $69.50      7.8
=======              =======

  Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                         Year Ended
                                                         December 31,
                                                      ------------------
                                                       1997        1996
                                                      ------      ------

Weighted Average Risk-Free Interest Rate                6.5%        6.3%
Dividend Yield                                          0.0%        0.0%
Weighted Average Stock Price Volatility Factor         60.1%       41.7%
Expected Life of the Options (Years)                      4           4


  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The calculated weighted average fair values of options granted during 1997 and 1996 were $17.41 and $5.67, respectively.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' expected life. This pro forma financial information is calculated in accordance with SFAS 123, but is not likely to be representative of the effects on reported net income in future years. The Company's pro forma information follows:

                                                Year Ended
                                                December 31,
                                            ------------------
                                              1997      1996
                                            -------    -------
                                           (In thousands, except
                                             per share amounts)

Pro Forma Net Income                         $45,965   $13,973
Pro Forma Net Income Per Common Share:
   Basic                                      $3.02      $1.02
   Diluted                                    $2.95      $0.99

 Restricted Stock

  The Company's Board of Directors has awarded restricted stock to the Company's officers and key employees from time to time. Awards totaling 90,600 shares and one award of 5,000 shares (pre-split) were made during 1997 and 1996, respectively. Restrictions on 1997 awards of 88,600 shares lapse with respect to 25% of the entire award after one year and after each of the succeeding three years. Restrictions on 1997 awards of 2,000 shares lapse with respect to 33 1/3% of the entire award after one year and after each of the succeeding two years. The 1996 award of 5,000 shares (pre-split) was forfeited during 1997. Expense related to amortization of restricted stock was $430,000, $29,000 and $25,000 for the years 1997, 1996 and 1995, respectively. Deferred compensation expense relative to non-vested shares of restricted stock, measured by the market value of the stock on the date of grant, is being amortized on a straight-line basis over the restriction period. The unamortized deferred compensation expense, which has been deducted from equity in the Consolidated Balance Sheets, amounted to $2,467,000 and $223,000 at December 31, 1997 and 1996,
respectively.

  Effective December 31, 1992, the Company's Board of Directors approved the sale of 35,000 shares of restricted Common Stock to certain key executives. The price paid for the restricted stock was $6.63 per share. The Company extended full recourse, interest-bearing loans to the key executives in the aggregate amount of $232,000. Interest was calculated at seven and one-half percent (7 1/2%) per annum payable quarterly and accrued on the last day of March, June, September and December until the notes were due on December 31, 1997. All such loans were paid by December 31, 1997. In connection with the restricted stock sale, the Company executed deferred stock agreements with the executives which provided for a share match in the event certain performance criteria were achieved over the five-year period ending December 31, 1997. The performance measures were attained by the Company, resulting in an award of 14,400 additional shares of Common Stock on February 18, 1998. Compensation expense of $590,000 related to the deferred stock awards was accrued during 1997 when it became probable that the Company performance criteria would be met. No such compensation expense was accrued during the years ended December 31, 1996 and 1995.

10. Redeemable Preferred Stock

  On January 17, 1996, the Company issued 2,113,557 shares (pre-split) of Common Stock upon conversion of 1,115,988 shares of its 1,150,000 issued and outstanding shares of Preferred Stock. The remaining 34,012 shares of Preferred Stock were redeemed for cash in the amount of $25.69 per share plus $0.22 per share in accrued dividends thereon at a cost to the Company of approximately $881,000.

11. Earnings Per Share

  The following table sets forth the computation of basic and diluted earnings per share:

                                              Year Ended December 31,
                                           -------------------------------
                                              1997       1996       1995
                                           ---------  ---------  ---------
                                               (In thousands, except
                                                per share amounts)
Numerator:
Net Income                                 $  46,659  $  14,422  $   5,446
Preferred Stock Dividends                          -        (31)    (2,659)
                                           ---------  ---------  ---------
Numerator  for Basic Earnings Per Share -
  Income Available to Common Shareholders     46,659     14,391      2,787
Effect of Dilutive Securities:
  Preferred Stock Dividends                        -         31          -
                                           ---------  ---------  ---------
Numerator for Diluted Earnings Per
  Share - Income Available to Common
  Shareholders After Assumed Coversions    $  46,659  $  14,422  $   2,787

Denominator:
Denominator for Basic Earnings Per Share -
  Weighted Average Shares                     15,237     13,736      8,192
Effect of Dilutive Securities:
  Stock Options                                  196        147         12
  Restricted Stock                                56          6          9
  Contingent Deferred Stock                        4          -          -
  Convertible Exchangeable Preferred Stock         -        194          -
                                           ---------  ---------  ---------
Dilutive Potential Common Shares                 256        347         21
Denominator for Diluted Earnings Per Share -
  Adjusted Weighted Average Shares and
  Assumed Conversions                         15,493     14,083      8,213

Net Income Per Common Share:
  Basic                                    $    3.06  $    1.05  $    0.34
                                           =========  =========  =========
  Diluted                                  $    3.01  $    1.02  $    0.34
                                           =========  =========  =========

12. Commitments and Contingent Liabilities

  The Company leases its headquarters office, office equipment and other items under operating leases expiring at various dates during the next five years. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Total rent expense under operating leases was $1,534,000, $856,000 and $560,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Minimum future obligations under non-cancelable operating leases at December 31, 1997 for the following five years are $1,324,000, $828,000, $679,000, $173,000 and
$0, respectively.

  The Company has other contingent liabilities resulting from litigation, claims and commitments incidental to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

13. Business Segments

  During each of the three years in the period ended December 31, 1997, the Company conducted the following business activities:

      Daywork Drilling - domestic and foreign drilling of oil and gas wells on a dayrate basis for major and independent oil and gas companies on land, inland waters and offshore.

      Engineering Services - domestic and foreign drilling of oil and gas wells on a turnkey basis for major and independent oil and gas companies on land, inland waters and offshore and foreign well engineering and management services.

      MOPU Operations - domestic and foreign operation of mobile offshore production units on a dayrate basis for major and independent oil and gas companies.

      Oil and Gas - domestic exploration, development and production of hydrocarbon reserves.

                                                                   Depreciation
                                Operating                            Depletion
                                  Income  Identifiable   Capital       and
                     Revenues     (Loss)     Assets    Expenditures Amortization
                     ---------   --------   ---------  ------------ ------------
                                  (In thousands)
December 31, 1997
 Daywork Drilling    $ 173,602   $ 71,623   $ 422,587   $ 168,822     $ 15,750
 Engineering Services   91,723     20,446      40,685           -           27
 MOPU Operations         8,663      3,582      34,866       6,976        4,065
 Oil and Gas               410       (330)      2,013         456          311
 Corporate Office            -     (9,021)          -           -          290
 Eliminations          (10,766)         -           -           -            -
                     ---------   --------   ---------   ---------     --------
  Consolidated       $ 263,632   $ 86,300   $ 500,151   $ 176,254     $ 20,443
                     =========   ========   =========   =========     ========
December 31, 1996
 Daywork Drilling    $  77,882   $ 23,048   $ 257,555   $ 158,650     $  9,021
 Engineering Services   60,517      8,036      42,521           -           32
 MOPU Operations         4,329      2,872      35,661       7,719          793
 Oil and Gas             1,156     (3,108)      3,809         350          654
 Corporate Office            -     (6,411)          -           -          111
 Eliminations          (10,775)         -           -           -         (223)
                     ---------   --------   ---------   ---------     --------
  Consolidated       $ 133,109   $ 24,437   $ 339,546   $ 166,719     $ 10,388
                     =========   ========   =========   =========     ========
December 31, 1995
 Daywork Drilling    $  26,363   $  2,761   $  56,639   $  11,814     $  4,193
 Engineering Services   56,970      2,609      37,302           -           30
 MOPU Operations         4,920      2,492      30,017         825        1,360
 Oil and Gas             2,788        541       5,004         798        1,732
 Corporate Office            -     (5,387)          -           -           98
 Eliminations           (7,752)         -           -           -         (142)
                     ---------   --------   ---------   ---------     --------
  Consolidated       $  83,289   $  3,016   $ 128,962   $  13,437     $  7,271
                     =========   ========   =========   =========     ========

  Intersegment sales between the Daywork Drilling and Engineering Services business segments were $10,766,000, $10,775,000 and $7,752,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Such intersegment sales were accounted for at prices comparable to unaffiliated customer sales.

  Identifiable assets by industry segment include assets directly identified with those operations. Capital expenditures for the year ending December 31, 1997 include $20,500,000 of non-cash investing activity related to 437,939 shares of Common Stock issued in connection with the acquisition of the assets used in the offshore contract drilling business in Trinidad of Well Services and $9,250,000 of non-cash investing activity related to the acquisition of substantially all of the remaining 50% interest of the WINDJV. Capital expenditures for the year ending December 31, 1996 include $22,215,000 of non-cash investing activity related to 1,200,000 shares (pre-split basis) of Common Stock issued in connection with the acquisition of the Southwestern Rigs.

  The Company derived a significant amount of its revenues from a few customers in each of the three years in the period ended December 31, 1997. The following table summarizes information with respect to these major customers.

                                                                       % of
                                                                  Consolidated
    Customer                    Reporting Segment                    Revenues
    --------                    -----------------                    --------
December 31, 1997
  Corpoven, S.A.        Daywork Drilling and Engineering Services      31%

December 31, 1996
  Corpoven, S.A.        Daywork Drilling and Engineering Services      31%

December 31, 1995
  Corpoven, S.A.        Daywork Drilling and Engineering Services      35%
  Maraven, S.A.         Daywork Drilling and Engineering Services      19%
  Texaco Exploration &
    Production, Inc.    Engineering Services                           12%


14. Distribution of  Earnings and Assets

  The following table sets forth financial information with respect to the Company and its subsidiaries on a consolidated basis by geographical area.

                                               Operating
                                                 Income  Identifiable
                                    Revenues     (Loss)     Assets
                                    ---------  ---------  ---------
                                             (In thousands)
December 31, 1997
   United States                    $  97,199  $  33,218  $ 204,985
   Venezuela                          124,242     41,217    144,025
   Qatar                               26,448     11,937     59,466
   Trinidad                             4,782      2,249     68,578
   Other                               10,961      6,410     23,097
   Corporate Overhead                       -     (8,731)         -
                                    ---------  ---------  ---------
      Total                         $ 263,632  $  86,300  $ 500,151
                                    =========  =========  =========

December 31, 1996
   United States                    $  59,961  $   6,874  $ 220,520
   Venezuela                           56,242     14,639     58,890
   Qatar                                5,767      1,562     20,298
   Trinidad                               909        699      3,955
   Other                               10,230      6,963     35,883
   Corporate Overhead                       -     (6,300)         -
                                    ---------  ---------  ---------
      Total                         $ 133,109  $  24,437  $ 339,546
                                    =========  =========  =========

December 31, 1995
  United States                     $  30,783  $   2,178  $  82,934
  Venezuela                            51,308      5,881     45,434
  Other                                 1,198        246        594
  Corporate Overhead                        -     (5,289)         -
                                    ---------  ---------  ---------
     Total                          $  83,289  $   3,016  $ 128,962
                                    =========  =========  =========

  Revenues, operating income (loss) and identifiable assets have been reclassified in prior years to conform with the current year presentation.

15. Quarterly Financial Data (Unaudited)

  Quarterly operating results for the years ended December 31, 1997 and 1996 are summarized as follows:

                                             (Unaudited)
                                          For the Quarter Ended
                             ------------------------------------------------
                             March 31,  June 30,  September 30,  December 31,
                             ---------  --------  -------------  ------------
                                  (In thousands, except per share amounts)
1997:
Revenues                     $ 60,876   $ 60,470     $ 68,120    $ 74,166
Operating Income               14,576     22,367       23,880      25,477
Net Income                      6,958     13,628       12,291      13,782 (1)
Net Income per Common Share:
   Basic                     $   0.46   $   0.90     $   0.80    $   0.90 (1)(2)
   Diluted                   $   0.45   $   0.89     $   0.79    $   0.88 (1)(2)

1996:
Revenues                     $ 29,078   $ 13,778     $ 43,497    $ 46,756 (3)
Operating Income                4,331      2,461        9,585       8,060 (3)
Net Income                      3,700      1,985        4,309       4,428 (3)
Net Income Applicable to
 Common and Common
 Equivalent Shares              3,669      1,985        4,309       4,428 (3)
Net Income per Common Share:
   Basic                     $   0.31   $   0.15     $   0.29    $   0.30 (2)(3)
   Diluted                   $   0.30   $   0.15     $   0.29    $   0.29 (2)

-----------------

(1) The second quarter of 1997 includes a net gain on disposition of assets of $2,575,000.

(2) The 1996 and first three quarters of 1997 earnings per share amounts have been restated to comply with SFAS No. 128. In addition, the 1996 and first quarter of 1997 earnings per share and weighted average shares have been retroactively adjusted to reflect the Stock Split.

(3) During the second quarter of 1996, the Company did not complete any turnkey wells in its Engineering Services division. Fourth quarter 1996 results include $2,941,000 in costs associated with an unsuccessful well drilled by the Company's oil and gas business segment.